UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2022

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2022, the Board of Directors of RPC, Inc. (the “Company”) appointed John F. Wilson as Director effective April 26, 2022. Mr. Wilson will stand for election by the stockholders in 2024 as a Class II Director. Mr. Wilson has also been appointed to the Audit Committee effective April 26, 2022 and will be compensated on the same basis as the other non-employee directors. There are no transactions between Mr. Wilson and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any persons pursuant to which he was selected as a director.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99.1 – Press Release dated April 26, 2022

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: April 26, 2022	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer